State of Delaware
                        Office of the Secretary of State

                       ---------------------------------

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "AMERICA FIRST ASSOCIATES CORP.", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF FEBRUARY, A.D. 1995, AT 10 O'CLOCK A.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.





[SEAL]

                                        /s/ Edward J. Freel
                                        ---------------------------
                                        Edward J. Freel, Secretary of State

2481621 8100                            AUTHENTICATION:   7416710

                                        DATE:  02-22-95
950039396


CERTIFICATE OF INCORPORATION
OF
AMERICA FIRST ASSOCIATES CORP.

         I, the undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General
Corporation Law of the State of Delaware, do hereby declare and certify as follows:

         1. The name of the Corporation is AMERICA FIRST ASSOCIATES CORP. (hereinafter referred to as the "Corporation").

         2. The registered office of the Corporation in Delaware is to be located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent in Delaware is The Corporation Trust Company.

         3. The nature of the Corporation's business and the purposes for which the corporation has been formed are, to act as a broker, dealer, investor or trader in securities, including options thereon; to act as an investment adviser; to deal in any manner with futures or forward contracts; to act as a commodity introducing broker or futures commission merchant; to act as a commodity trading adviser; and to engage in any other lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware; and to do all things necessary or appropriate or related to any of the foregoing purposes.

         4. The total number of shares of capital stock which the Corporation shall have the authority to issue is 20,000 shares designated Common Stock, par value $.01 par value per share.

         5. The name and address of the sole incorporator is as follows:

         Name                         Address
         ----                         -------
         Stephanie G. Senzer          Lehman & Eilen
                                      50 Charles Lindbergh Boulevard
                                      Suite 505
                                      Uniondale, New York 11553

         6. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(a) The number of directors of the Corporation shall be such as, from time to time, shall be fixed by, or in the manner provided in the Corporation's By-Laws. Election of directors need not be by ballot unless the By-Laws so provide,

(b) The Board of Directors shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation as provided in the By-Laws of the Corporation; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends;

(c) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it has been approved or ratified by every stockholder of the Corporation, whether or not the contract- or act would otherwise be open to legal attack because of directors' interest, or for any other reason; and

(d) in addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things an may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

         7. (a) The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection
(b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

         (b) The Corporation, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, shall indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities or other matter referred to in or covered by said Section, and the indemnification provided for therein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity whole holding such office, and shall continue as to a person who base ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (c) Any modification of this Paragraph 7 by the stockholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such appeal or modification.

         IN WITNESS WHEREOF, I have set my hand and seal this 21st day of February, 1995


                                        /s/ Stephanie G. Senzer
                                        ----------------------
                                        Stephanie G. Senzer, Sole Incorporator

U.S. DEPARTMENT OF STATE                                     162 WASHINGTON AVE.
DIVISION OF CORPORATIONS AND STATE RECORDS                      ALBANY, NY 12231

                                    RECEIPT
================================================================================
ENTITY NAME: AMERICA FIRST ASSOCIATES CORP.

DOCUMENT TYPE: APPLICATION AUTHORITY (FOR BUSINESS)

SERVICE COMPANY: CT CORPORATION SYSTEM                        SERVICE CODE 07
================================================================================


????: 02/23/1995  ***** CASH #: 950223000430     FILM #:

?????? FOR PROCESS
--------------------


[SEAL]




REGISTERED AGENT
-----------------






================================================================================
FILER                               FEES     25.00           PAYMENTS  25.00
-----                                ----                    ---------
LEHMAN & EILEN                      FILING    0.00           CASH:      0.00
50 CHARLES LINDBERGH BLVD.          TAX       0.00           CHECK      0.00
                                    CERT      0.00           BILLED    25.00
UNIONDALE, NY 11553-3600            COPIES    0.00
                                    HANDLING 25.00
                                                             REFUND:    0.00
                                                             -------
================================================================================
-1025 (11/89)